MERRILL LYNCH MUNICIPAL BOND FUND, INC.

                            ARTICLES OF AMENDMENT TO
                       ARTICLES SUPPLEMENTARY DESIGNATING
                   CLASS A COMMON STOCK, CLASS B COMMON STOCK,
                CLASS C COMMON STOCK AND CLASS I COMMON STOCK OF
                           LIMITED MATURITY PORTFOLIO

      Merrill Lynch Municipal Bond Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Articles Supplementary of the Corporation designating Class A common stock, Class B common stock, Class C common stock and Class I common stock of Limited Maturity Portfolio of the Corporation are hereby amended by renaming the applicable classes of capital stock of the Corporation as set forth below:

Current Name of Portfolio/Class                                    New Name of Portfolio/Class
-------------------------------                                    ---------------------------
Limited Maturity Portfolio Class A Common Stock                    Short Term Portfolio Class A Common Stock
Limited Maturity Portfolio Class B Common Stock                    Short Term Portfolio Class B Common Stock
Limited Maturity Portfolio Class C Common Stock                    Short Term Portfolio Class C Common Stock
Limited Maturity Portfolio Class I Common Stock                    Short Term Portfolio Class I Common Stock

      SECOND: All of the shares of the Corporation's Common Stock continue to have the same preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Charter of the Corporation.

      THIRD: These Articles of Amendment were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without the affirmative vote of the stockholders of the Corporation.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: No other change is intended or effected.

      IN WITNESS WHEREOF, Merrill Lynch Municipal Bond Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Treasurer and witnessed by its Secretary on December 28, 2004.

WITNESS                                 MERRILL LYNCH
                                        MUNICIPAL BOND FUND, INC.



       /s/  Alice A. Pellegrino                /s/  Donald C. Burke
------------------------------------    ----------------------------------
Name:  Alice A. Pellegrino              Name:  Donald C. Burke
Title: Secretary                        Title: Vice President and Treasurer

      THE UNDERSIGNED, Vice President and Treasurer of Merrill Lynch Municipal Bond Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under penalties of perjury.

                                               /s/  Donald C. Burke
                                        ----------------------------------
                                        Name:  Donald C. Burke
                                        Title: Vice President and Treasurer



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